EXHIBIT 10.9

Execution Version

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of October 21, 2010, is made by EASYLINK SERVICES INTERNATIONAL CORPORATION, a Delaware corporation (“Borrower”), the subsidiaries of the Borrower signatory hereto (Borrower and each subsidiary of the Borrower a party hereto shall be collectively known as the “Pledgors”, and individually as a “Pledgor”), in favor of SUNTRUST BANK, in its capacity as administrative agent (the “Administrative Agent”) for the several banks and other financial institutions and lenders (the “Lenders”) from time to time party to the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Lenders and SunTrust Bank, as Administrative Agent, Issuing Bank and Swingline Lender, have entered into that certain Revolving Credit and Term Loan Agreement, dated as of October 21, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to establish a revolving credit facility in favor of and extend a term loan to Borrower; and

WHEREAS, the Pledgors are the record and beneficial owners of the Pledged Shares; and

WHEREAS, in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, Subsidiary Guaranty Agreement and other Loan Documents, the Pledgors have agreed to execute and deliver to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties (as defined below), this Agreement as security for the Secured Obligations (as defined below);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1.  Certain Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agreement” shall mean this Stock Pledge Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified.

“Collateral” shall mean, collectively, (a) the Pledged Shares; (b) all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Agreement; and (c) all proceeds of any of the foregoing.  The Collateral shall expressly exclude the Capital Stock constituting more than sixty-five percent (65%) of all issued and outstanding shares of all classes of Capital Stock or other equity interests of any Subsidiary of any Pledgor which Subsidiary is not a Domestic Subsidiary.

“Distributions” shall mean all dividends paid in stock, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of Capital Stock constituting Collateral, but shall not mean Dividends.

“Dividends” shall mean cash dividends and cash distributions with respect to any Pledged Shares made out of capital surplus.

“Event of Default” shall mean any event described in Section 5.1.

“Pledged Property” shall mean all Pledged Shares and the certificates evidencing the Pledged Shares, and all Dividends, Distributions, securities, cash, instruments, interest payments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

“Pledged Shares” shall mean, subject to the final sentence of this definition, all of the Capital Stock of any Subsidiary owned by the Pledgors from time to time, including without limitation the Capital Stock more particularly described in Schedule 1 hereto, as amended and supplemented from time to time and all other shares of Capital Stock which are pledged by the Pledgors to the Administrative Agent as Pledged Property hereunder.  The Pledged Shares shall expressly exclude the Capital Stock constituting more than sixty-five percent (65%) of all issued and outstanding shares of all classes of Capital Stock or other equity interests of any Subsidiary of any Pledgor which Subsidiary is not a Domestic Subsidiary.

“Ratable” or “ratably” shall mean, in the context of a distribution of Collateral or a distribution of proceeds of any of the Collateral, an allocation of such Collateral or proceeds among the Lenders pro rata in accordance with their respective portion of the aggregate dollar amount of the Secured Obligations to which the distribution is being applied.

“Secured Obligations” shall mean (i) all Obligations of the Borrower under the Credit Agreement and the other Loan Documents (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise), (ii) all obligations of the Borrower, monetary or otherwise, pursuant to any Hedging Transaction incurred to limit interest rate or fee fluctuation with respect to the Loans and Letters of Credit entered into with a Specified Hedge Provider, (iii) all Treasury Management Obligations owing to a Specified Treasury Management Provider (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise), (iv) all obligations of each other Pledgor under the Subsidiary Guaranty Agreement and all other Loan Documents to which such other Grantor is a party to (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, or otherwise), (v) all renewals, extensions, refinancings and modifications thereof, and (vi) all reasonable and documented costs and expenses actually incurred by the Administrative Agent in connection with the exercise of its rights and remedies hereunder (including reasonable and documented out-of-pocket attorneys’ fees actually incurred).  Where the context requires, (i) any Affiliate of a Lender which is party to a Hedging Transaction entered into to limit interest rate or fee fluctuations with respect to the Loans and Letters of Credit shall be deemed to be a “Secured Party” for purposes of this Agreement and such affiliate shall only be required to be an Affiliate of a Lender at the time the relevant Hedging Transaction is entered into in order for such Hedging Transaction to be eligible to be designated as a “Secured Obligation”, and (ii) any Affiliate of a Lender which provides Treasury Management Services to a Pledgor shall be deemed to be a “Secured Party” for purposes of this Agreement and such Affiliate shall only be required to be an Affiliate of a Lender at the time the relevant agreement is entered into in order for such Treasury Management Obligations to be eligible to be designated as “Secured Obligations”.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Lenders, the Specified Hedge Providers and the Specified Treasury Management Providers.

“Specified Hedge Provider” shall mean each party to a Hedging Transaction entered into to limit interest rate or fee fluctuations with respect to the Loans and Letters of Credit if at the date of entering into such Hedging Transaction such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article IX and X of the Credit Agreement.

“Specified Treasury Management Provider” shall mean any Lender or any Affiliate of a Lender that provides to any Loan Party the services described in the definition of Treasury Management Obligations if at the date of entering into an agreement to provide such services such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article IX and X of the Credit Agreement.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of Georgia from time to time.

SECTION 1.2.  Credit Agreement Definitions, Cross-References.  Capitalized terms used herein and not otherwise defined (including the preamble and recitals hereof) shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein.  References in this Agreement to any Section, unless otherwise specified, are references to such Section of this Agreement, and references in such Section to any subsection or clause, unless otherwise specified, are references to such subsection or clause of such Section.

SECTION 1.3.  U.C.C. Definitions.  Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

ARTICLE 2

PLEDGE

SECTION 2.1.  Grant of Security Interest.  Each Pledgor hereby pledges, assigns, delivers, sets over, conveys and transfers to the Administrative Agent, for its benefit and the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for its benefit and the benefit of the Secured Parties, a continuing security interest in and to, all of the Collateral.

SECTION 2.2.  Security for Secured Obligations.  This Agreement and the Collateral secure the payment in full and performance of all Secured Obligations.

SECTION 2.3.  Delivery of Pledged Property upon Event of Default; Registration of Pledge; Transfer.  All certificates and instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to the Administrative Agent and shall be held by the Administrative Agent, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if the Administrative Agent shall so request, with signatures guaranteed by a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.  The Administrative Agent shall have the right, upon the occurrence and during the continuation of an Event of Default, and without notice to the Pledgors, to transfer to, or to register in the name of the Administrative Agent or any of its nominees, any or all of the Pledged Shares, subject only to Section 2.5(b) and Section 4.6.  In addition, the Administrative Agent shall have the right at any time to request that any Pledgor exchange certificates or instruments representing or evidencing any Pledged Shares for certificates or instruments of smaller or larger denominations.

SECTION 2.4.  No Duty to Administrative Agent.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Beyond reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or from any diminution in the value thereof, by reason of the act or omission of any carrier, forwarding agency, or other agent selected by the Administrative Agent in good faith.

SECTION 2.5.  Continuing Security Interest; Transfer of Secured Obligation.  This Agreement shall:

(a)          create a continuing security interest in the Collateral;

(b)          remain in full force and effect until the payment in full and performance of all Secured Obligations (other than indemnification obligations that survive termination of the Loan Documents and Treasury Management Obligations to the extent comprised solely of any requirement to maintain or terminate any deposit accounts with any Lender), and termination of the Commitments;

(c)          be binding upon each Pledgor, and their respective successors and assigns, provided, however, that no Pledgor may assign any of its rights or obligations hereunder without the prior written consent of the Required Lenders; and

(d)          inure to the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees and assigns.

Without limitation to the foregoing, any Lender may assign or otherwise transfer any Note, Loan or other Secured Obligation, held by it to any other Person, in accordance with the terms of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise.  Upon the occurrence of the event described in Section 2.5(b) above, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgors, as applicable.  Upon any such termination, the Administrative Agent will, at the Pledgors’ expense, execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination, without recourse or warranty to the Administrative Agent.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)          The Pledgor is and at all times will be the legal and beneficial owner of, and has and will have at all times good and marketable title to (and has and will at all times have full right and authority to pledge and assign), all Collateral, free and clear of all Liens or other charges or encumbrances, except the Lien granted pursuant hereto in favor of the Administrative Agent and other Liens permitted under the Credit Agreement.

(b)          The filing of a UCC-1 financing statement and the delivery of the Collateral to the Administrative Agent are each effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations, except that the filing of a financing statement, the taking of possession or some other action may be required under Section 9-306 of the U.C.C. to perfect a security interest in certain proceeds of the Collateral that does not constitute Pledged Shares or other securities or instruments.

(c)          The Pledged Shares have been duly authorized and validly issued, and are fully paid, and nonassessable.

(d)          The Pledged Shares constitute, and at all times thereafter the Pledged Shares will constitute, (a) 100% of all of the issued and outstanding shares of Capital Stock of the Domestic Subsidiaries owned by the Pledgor and (b) 65% of all of the issued and outstanding shares of Stock of any other Subsidiaries (“Foreign Subsidiaries”) owned by the Pledgor.

(e)          Except for compliance with the requirements of Section 5.7, no authorization, approval, or other action by and no notice to or filing with, any Governmental Authority is or will be required either:

(i)         for the pledge by the Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Pledgor, or

(ii)        for the exercise by the Administrative Agent of the voting or other rights provided for in and in accordance with the terms of this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except, with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally).

SECTION 3.2.  Warranties upon Pledge of Additional Collateral.  Each Pledgor shall be deemed to restate each representation and warranty set forth in Section 3.1 as at the date of each pledge hereunder by such Pledgor to the Administrative Agent of any Collateral with respect to such additional Collateral.

ARTICLE 4

COVENANTS

SECTION 4.1.  Protect Collateral; Further Assurances.  No Pledgor will sell, assign, transfer, pledge or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder).  Each Pledgor will warrant and defend the right, title and security interest herein granted to the Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.  Each Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 4.2.  Issuance of Stock.  No Pledgor will, subsequent to the date of this Agreement, without the prior written consent of the Required Lenders, cause or permit the Subsidiaries that have issued any shares pledged hereunder to issue or grant any warrants, stock options of any nature or other instruments convertible into shares of any class of Capital Stock or issue any additional shares of Capital Stock or sell or transfer any treasury Capital Stock, except that any Subsidiary may issue shares of Capital Stock to the Pledgor that are or become contemporaneously with such issuance, Pledged Shares that are pledged hereunder and become a part of the Collateral (in the same proportion as currently pledged), and in the case of any Subsidiary that is not a Domestic Subsidiary except for any qualifying shares required to be issued to directors or officers of such Subsidiary under applicable law.  Such Pledgor will notify the Administrative Agent within five Business Days of the issuance of any such additional Pledged Shares, and of any additional Subsidiary formed or acquired after the date hereof (the stock of which shall likewise become additional Pledged Shares hereunder, subject to the limitation on the pledging of shares of Foreign Subsidiaries contained in the definition of “Pledged Shares”), and within fifteen Business Days of such issuance, acquisition or formation, cause such Pledged Shares, together with signed stock powers and proxies, and such other documents and instruments as the Administrative Agent may require in its reasonable discretion, to be delivered into the Administrative Agent’s possession, and take all other steps deemed necessary by the Administrative Agent in its reasonable discretion to perfect the first-priority security interest of the Administrative Agent in such additional Pledged Shares.

SECTION 4.3.  Taxes.  Each Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral before the same become delinquent or become Liens upon any of the Collateral except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

SECTION 4.4.  Stock Powers.  Each Pledgor agrees that all Pledged Shares (and all other shares of Capital Stock constituting Collateral) delivered by the Pledgor to the Administrative Agent pursuant to this Agreement will be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and, if the Administrative Agent shall so request, with signatures guaranteed by a member of a national securities exchange or the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.  Thereafter, each Pledgor will, upon the request of the Administrative Agent, promptly deliver to it such stock powers, instruments and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent, promptly transfer any Pledged Shares or other shares of Capital Stock, including all Distributions, constituting Collateral into the name of the Administrative Agent or any nominee designated by the Administrative Agent.

SECTION 4.5.  Continuous Pledge.  Each Pledgor will at all times keep pledged to the Administrative Agent pursuant hereto all Pledged Shares, all Dividends and Distributions received following the occurrence and during the continuance of an Event of Default with respect thereto, and all other Collateral.

SECTION 4.6.  Voting Rights; Dividends.  In addition, each Pledgor agrees that:

(a)          after any Event of Default shall have occurred and be continuing or if any Default or Event of Default shall occur as a result thereof, promptly upon receipt thereof by the Pledgor and without any request therefor by the Administrative Agent, the Pledgor shall deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 5.5;

(b)          after any Event of Default shall have occurred and be continuing, upon written notice to the Pledgor by the Administrative Agent, all rights of the Pledgor to exercise or refrain from exercising voting or other consensual rights in respect of the Collateral shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; and

(c)          after any Event of Default shall have occurred and be continuing, promptly upon request of the Administrative Agent, the Pledgor shall deliver to the Administrative Agent such proxies and other documents as may be necessary to allow the Administrative Agent to exercise the voting and other consensual rights with respect to any Collateral.

Except as set forth in the immediately preceding sentence, each Pledgor shall be entitled to exercise, in its reasonable judgment, but in a manner not inconsistent with the terms of the Credit Agreement, Subsidiary Guaranty Agreement or any other Loan Document (including this Agreement), the voting powers and all other incidental rights of ownership with respect to any Pledged Shares or other shares of Capital Stock constituting Collateral (subject to the Pledgor’s obligation to deliver to the Administrative Agent such Pledged Shares and other shares in pledge hereunder) and to the receipt of all Dividends.  All Dividends, Distributions, cash payments and proceeds which the Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Administrative Agent.  The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall, upon the written request of any Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any share of Capital Stock (including Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by the Pledgor that would impair in any material respect any Collateral or be inconsistent with or violate any provision of the Credit Agreement, the Subsidiary Guaranty Agreement or any other Loan Document (including this Agreement).

SECTION 4.7.  Additional Information.  Each Pledgor will furnish to the Administrative Agent and the Lenders written notice of the occurrence of any event which would make any representation contained in Article 3 untrue at such time.

ARTICLE 5

EVENTS OF DEFAULT; REMEDIES

SECTION 5.1.  Events of Default.  Each of the following shall constitute an “Event of Default” hereunder:

(a)          if there shall occur any Event of Default under the Credit Agreement;

(b)          if any of the Collateral shall be levied upon or seized in any legal proceeding, or held by virtue of any Lien or distress, or any Lien other than a Lien permitted under the Credit Agreement shall attach to any of the Collateral; or

(c)          if any representation or warranty of any Pledgor set forth herein shall be untrue in any material respect or if any Pledgor shall default in the due performance and observance of any covenant contained herein and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) any officer of the Borrower becoming aware of such failure or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

SECTION 5.2.  Actions upon Event of Default.  In addition to its rights and remedies provided hereunder, whenever an Event of Default shall have occurred and be continuing, the Administrative Agent shall have all rights and remedies of a secured party upon default under the U.C.C. or other applicable law.  Any notification required by law of any intended disposition by the Administrative Agent of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition.  Without limitation of the above, the Administrative Agent may, and upon direction of the Required Lenders shall, whenever an Event of Default shall have occurred and be continuing, take all or any of the following actions after giving at least ten (10) days prior notice to the Pledgors:

(a)          transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, without disclosing that such Collateral is subject to the Lien hereunder;

(b)          take control of any proceeds of the Collateral; and

(c)          execute (in the name, place and stead of the Pledgors) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

SECTION 5.3.  Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgors, the Administrative Agent, the Lenders or otherwise, for the sole use and benefit of the Administrative Agent and the Lenders, but at the Pledgors’ expense, upon the occurrence and during the continuation of an Event of Default to take any action and to execute any instrument which the Administrative Agent may deem reasonably necessary or advisable enable the Administrative Agent to realize the benefit of the security interest provided for in this Agreement.

SECTION 5.4.  Private Sales.  (a)  Each Pledgor recognizes that the Administrative Agent may be unable, after the occurrence and during the continuance of any Event of Default, to effect a public sale of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay sale of any of the Pledged Shares for the period of time necessary to permit any Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities law, even if such Subsidiary would agree to do so.

(b)          Each Pledgor further agrees to use its reasonable best efforts, after the occurrence and during the continuance of an Event of Default, to do or cause to be done all such acts as may be necessary to make such sale or sales of all or any portion of the Pledged Shares pursuant to this Section 5.4 valid and binding and in compliance with any and all applicable Requirements of Law.

SECTION 5.5.  Application of Proceeds.  All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 2.9 of the Credit Agreement and Section 5.6 of this Agreement) in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in the following order:

(a)          first, ratably, to the unpaid interest accrued and then due or owing on the Secured Obligations and to the aggregate amount of fees described in Section 2.14 of the Credit Agreement which have accrued and are unpaid;

(b)          second, ratably, among the Lenders, on account of all principal of any Secured Obligations then due or owing; and

(c)          third, to any other Secured Obligations then due or owing.

After termination of the Commitments, any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations, shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 5.6.  Indemnity and Expenses.  Each Pledgor hereby indemnifies and holds harmless the Administrative Agent and the Lenders from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), to the same extent as the Borrower pursuant to the terms of Section 10.3 of the Credit Agreement.  Upon demand, each Pledgor will pay, or cause to be paid, to the Administrative Agent the amount of any and all reasonable and documented expenses actually incurred, including the reasonable fees and disbursements of its counsel and of any experts and Administrative Agents actually incurred, which the Administrative Agent incurs in connection with:

(a)          the administration of this Agreement;

(b)          the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c)          the exercise or enforcement of any of the rights of the Administrative Agent hereunder and any action taken by the Administrative Agent under Section 6.4; and

(d)          the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 5.7.  Registration Rights.  If the Administrative Agent shall determine to exercise its right to sell any of the Pledged Shares pursuant to Section 5.2 or under applicable law, each Pledgor agrees that, upon request of the Administrative Agent, as soon as practicable, each Pledgor will, at its own expense:

(a)          execute and deliver, and cause each issuer of the Pledged Shares and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Pledged Shares under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(b)          use its best efforts to qualify the Pledged Shares under state securities or “Blue Sky” laws and to obtain all necessary governmental approval for the sale of the Pledged Shares, as requested by the Administrative Agent;

(c)          cause each issuer of the Pledged Shares to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 14(a) of the Securities Act; and

(d)          do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Shares or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Administrative Agent and the Lenders by reason of the failure of a Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that the remedy of specific performance may be granted to require the Pledgor to comply with the covenants contained in this Section, at any time after the Administrative Agent shall demand compliance with this Section.

ARTICLE 6

MISCELLANEOUS

SECTION 6.1.  Loan Document.  This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 6.2.  Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departures by the Pledgors herefrom shall in any event be effective unless the same shall be in writing, signed by the Administrative Agent (with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 6.3.  Obligations Not Affected.  The obligations of the Pledgors under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a)          any amendment or modification or addition or supplement to the Credit Agreement, any Note, any other Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

(b)          any exercise, non-exercise or waiver by the Administrative Agent or any Lender of any right, remedy, power or privilege under or in respect of, or any release of any guaranty or collateral provided pursuant to, this Agreement, the Credit Agreement or any other Loan Document;

(c)          any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Credit Agreement or any other Loan Document or any assignment or transfer of any thereof; or

(d)          any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of any Pledgor or any other Person, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

SECTION 6.4.  Protection of Collateral.  The Administrative Agent may from time to time perform, at its option, any act which any Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform, and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 6.5. Addresses for Notices.  All notices and other communications provided for hereunder to any party hereto shall be given in the manner provided in Section 10.1 of the Credit Agreement, and if to the Administrative Agent, at the address set forth in Section 10.1 of the Credit Agreement.

SECTION 6.6.  Governing Law; Jurisdiction.

(a)           This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

(b)           Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court.  Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgors or their respective properties in the courts of any jurisdiction.

(c)           Each Pledgor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section.  Each Pledgor irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each Pledgor irrevocably consents to the service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

SECTION 6.7.  Waiver of Jury Trial.  EACH PLEDGOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PLEDGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE ADMINISTRATIVE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR ADMINISTRATIVE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.8.  Postponement of Subrogation.  Each Pledgor subordinates and agrees not to exercise any rights against the Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise, until all the Secured Obligations shall have been irrevocably paid in full and the Credit Agreement shall have been irrevocably terminated.  If any amount shall be paid to a Pledgor on account of such subrogation or contribution rights at any time when all the Secured Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

SECTION 6.9.  Limitation of Liability.  Neither the Administrative Agent, the Lenders nor any Affiliate thereof, shall have any liability with respect to, and EACH PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY SUCH PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH.

SECTION 6.10. Waiver of O.C.G.A. Section 10-7-24.  Each Pledgor hereby waives all rights under Section 10-7-24 of the Official Code of Georgia Annotated, as amended, including any right to require Lenders to proceed against the Borrower.

SECTION 6.11.  Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Pledgors and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof executed on behalf of each Pledgor and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to each Pledgor and each Lender.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

EASYLINK SERVICES
INTERNATIONAL CORPORATION, a
Delaware corporation

By:	/s/ Thomas J. Stallings
Name:	Thomas J. Stallings
Title:	Chief Executive Officer

[CORPORATE SEAL]

EASYLINK SERVICES CORPORATION,
a Delaware corporation

By:	/s/ Thomas J. Stallings
Name:	Thomas J. Stallings
Title:	President

[CORPORATE SEAL]

EASYLINK SERVICES USA, INC., a
Delaware corporation

By:	/s/ Thomas J. Stallings
Name:	Thomas J. Stallings
Title:	President

[CORPORATE SEAL]

(Signatures continue on following page)

XPEDITE SYSTEMS, LLC, a Delaware
limited liability company

By:	EasyLink Services International
Corporation, a Delaware corporation,
its Sole Member

By:	/s/ Thomas J. Stallings
Name:	Thomas J. Stallings
Title:	Chief Executive Officer

[CORPORATE SEAL]

XPEDITE SYSTEMS WORLDWIDE, INC., a Delaware corporation

By:	/s/ Thomas J. Stallings
Name:	Thomas J. Stallings
Title:	President

[CORPORATE SEAL]